SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 12, 2005

GOLDEN PATRIOT, CORP.

-----------------------------------------

(Exact name of registrant as specified in its charter)

NEVADA

98-0216152

(State or other jurisdiction of

(I.R.S. Employer

incorporation or organization)

Identification No.)

3000 Marcus Avenue

Suite 3W4

New Hyde Park, NY

11042

(Address of principal executive offices)

 (Zip Code)

Registrant’s telephone number, including area code

516-488-5400

Commission File Number: 000-33065

(Former name or former address, if changed since last report)               (Zip Code)

The  following   information   specifies   forward-looking   statements  of  our management.   Forward-looking   statements  are  statements  that  estimate  the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of  forward-looking  terminology such as "may",  "will",  "could",   "expect",   estimate",   "anticipate",   "probable", "possible", "should", "continue", or similar terms, variations of those terms or the negative of those terms.  Actual  results may differ  materially  from those contemplated by the forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following  information  represent estimates of future events and are subject to uncertainty as to possible changes in economic,  legislative,  industry,  and other circumstances.  As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among  reasonable  alternatives  require the  exercise of  judgment.  To the extent that the assumed events do not occur, the outcome may vary  substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those  forward-looking  statements.  No assurance can be given that any of the  assumptions  relating to the  forward-looking  statements specified in the following information are accurate, and we assume no obligation to update and such forward-looking statements.

 ITEM 1. CHANGES IN CONTROL OF REGISTRANT

Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP

Not Applicable.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Not Applicable.

ITEM 5. OTHER EVENTS

We are extremely pleased to announce that we have been informed by the exploration contractor of the Lucky Boy Uranium Prospect that the initial samples have returned very encouraging uranium grades.  This initial sample was designed to test for the viability of continuing on this prospect.  Samples came back as high as .286% U.  Upon receipt of these samples, a multi-hole drill program to test the extent of the ore is now being implemented.  This drilling is planed for late October. “Initial interpretation of recent sampling is encouraging.  Surface alteration, similar in character to mineralized outcrop in the open pit area has been traced along a north-easterly trend for some 600 to 800 feet, and may represent a potential extension of the ore zone.  Also significant, is the apparent thickness of the quartzite host unit.  At this time, based on mapping and observation of drill cuttings, it appears that the quartzite ranges from several 10’s to greater than 60 feet thick. Adjacent districts provide strong evidence that grades increase near the contact with the underlying diabase lithology.  With respect to mineability, there is evidence the quartzite host unit dips 25 degrees, and roughly parallel to slope.  This orientation would be very favorable in consideration of open pit development,” stated geologist Nicholas Barr.

Bradley Rudman, our president stated, “This was exactly what we were hoping to see from this phase of the sampling.  We knew there is uranium there because it was a past producing mine, we just needed to see uranium grades that would be economic in today’s conditions.  At this stage we are immediately implementing a multi-hole drill programs to test the extent of the project.  We anticipate being able to have a rig on location in October.  This is a tremendously exciting prospect for GPTC as we are extremely encouraged with what we have seen to date and we are looking forward to the next few months as we fully exploit this prospect.  When you take into account that uranium prices are at 25 year highs, this is an opportune time for these encouraging sampling results.  Couple this with the anticipated start of drilling on the Gold View gold prospect in the next 30 days, and it is clear that the final quarter of 2005 could be the most significant in GPTC’s history.”

According to our joint venture partner on the Gold View Property, the geochemical survey has identified gold anomalies in association with major structural intersections identified in the geophysical survey.  They have submitted permits for a ten hole drill program consisting of ten reverse circulation drill holes (of which an initial four holes will be drilled), averaging 800 feet deep to test the most significant anomalies. Approval for these permits is expected shortly.  Barring any unforeseen issues, drilling is scheduled to commence within 30 days.

The Gold View Property is located in the Cortez trend of Nevada, approximately 3 miles east of the Tonkin Springs deposits (650,000 ounces of gold), and consists of approximately 1,450 acres (587 hectares) containing 76 unpatented lode claims.

We have decided against continuing on with Dun Glen Prospect and the surrounding Sierra Claims.

To receive timely updates and information on any future developments as they occur please send an email to info@goldenpatriotcorp.com.

ITEM 6. RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

Not Applicable.

ITEM 7. FINANCIAL STATEMENTS

Not Applicable.

ITEM 8. CHANGE IN FISCAL YEAR

Not Applicable.

ITEM 9. REGULATION FD DISCLOSURE

Not Applicable.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS

Not Applicable.

ITEM 11. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT’S EMPLOYEE BENEFIT PLANS

Not Applicable.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN PATRIOT, CORP.

/s/ Bradley Rudman

__________________________________

Bradley Rudman

President, Chief Financial Officer & Director

Date:         September 12, 2005